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                                                                   EX-99.B(h)(3)

                      FUNDS TRUST TRANSFER AGENCY AGREEMENT

                                   SCHEDULE A

                             WELLS FARGO FUNDS TRUST

1.   Asset Allocation Fund
2.   California Limited Term Tax-Free Fund
3.   California Tax-Free Fund
4.   California Tax-Free Money Market Fund
5.   California Tax-Free Money Market Trust
6.   Cash Investment Money Market Fund
7.   Colorado Tax-Free Fund
8.   Diversified Bond Fund
9.   Diversified Equity Fund
10.  Diversified Small Cap Fund
11.  Equity Income Fund
12.  Equity Index Fund
13.  Equity Value Fund
14.  Government Institutional Money Market Fund
15.  Government Money Market Fund
16.  Growth Balanced Fund
17.  Growth Equity Fund
18.  Growth Fund
19.  High Yield Bond Fund
20.  Income Fund
21.  Income Plus Fund
22.  Index Allocation Fund
23.  Index Fund
24.  Inflation-Protected Bond Fund
25.  Intermediate Government Income Fund
26.  International Equity Fund
27.  Large Cap Appreciation Fund
28.  Large Company Growth Fund
29.  Limited Term Government Income Fund
30.  Liquidity Reserve Money Market Fund
31.  Mid Cap Growth Fund
32.  Minnesota Money Market Fund
33.  Minnesota Tax-Free Fund
34.  Moderate Balanced Fund
35.  Money Market Fund
36.  Money Market Trust
37.  National Limited Term Tax-Free Fund
38.  National Tax-Free Fund
39.  National Tax-Free Institutional Money Market Fund
40.  National Tax-Free Money Market Fund
41.  National Tax-Free Money Market Trust
42.  Nebraska Tax-Free Fund

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43.  OTC Growth Fund
44.  Outlook Today Fund
45.  Outlook 2010 Fund
46.  Outlook 2020 Fund
47.  Outlook 2030 Fund
48.  Outlook 2040 Fund
49.  Overland Express Sweep Fund
50.  Prime Investment Institutional Money Market Fund
51.  Prime Investment Money Market Fund
52.  SIFE Specialized Financial Services Fund
53.  Small Cap Growth Fund
54.  Small Cap Opportunities Fund
55.  Small Company Growth Fund
56.  Small Company Value Fund
57.  Specialized Health Sciences Fund
58.  Specialized Technology Fund
59.  Stable Income Fund
60.  Strategic Growth Allocation Fund
61.  Strategic Income Fund
62.  Tactical Maturity Bond Fund
63.  Treasury Plus Institutional Money Market Fund
64.  Treasury Plus Money Market Fund
65.  WealthBuilder Growth and Income Portfolio
66.  WealthBuilder Growth Balanced Portfolio
67.  WealthBuilder Growth Portfolio
68.  100% Treasury Money Market Fund

Approved by the Board of Trustees: March 26, 1999, as amended May 9, 2000, July 25, 2000, December 18, 2000, February 6, 2001, May 8, 2001, November 6, 2001,
November 27, 2001, December 23, 2001, February 5, 2002, May 7, 2002, and November 5, 2002.

The parties to this Agreement last approved the Funds listed in this Appendix as of November 5, 2002.

WELLS FARGO FUNDS TRUST                 BOSTON FINANCIAL DATA SERVICES, INC.

BY: /s/ C. David Messman                BY: /s/ Lynda Kaplan
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    C. David Messman                        Lynda Kaplan
    Secretary                               Division Vice President